UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 16, 2014

TIME WARNER INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15062	13-4099534
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

One Time Warner Center, New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

212-484-8000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On January 16, 2014, Time Warner Inc. (“Time Warner”) announced that it had sold the office space it owns in Time Warner Center in New York City for approximately $1.3 billion to a venture of Related Companies, an entity owned by the Abu Dhabi Investment Authority and GIC.  Time Warner will lease space in Time Warner Center back from the venture until early 2019.

Time Warner also announced that it intends to relocate its corporate headquarters and the New York City-based employees of Time Warner and its Home Box Office, Inc., Turner Broadcasting System, Inc. and Warner Bros. Entertainment Inc. subsidiaries, beginning in late 2018, to a building to be constructed at the Hudson Yards development on the west side of Manhattan.

The press release issued on January 16, 2014 relating to these matters is attached as Exhibit 99.1 to this report.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Time Warner’s planned relocation of its headquarters and operations within New York City.  These statements are based on management’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances.  Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of Time Warner’s businesses.  More detailed information about these factors may be found in filings by Time Warner with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.  Time Warner is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01  Financial Statements and Exhibits.

Exhibit	Description

99.1	Press release issued January 16, 2014 by Time Warner Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER INC.
By:	/s/ Pascal Desroches
Name: Pascal Desroches
Title: Senior Vice President and Controller

Date:  January 17, 2014

EXHIBIT INDEX

Exhibit	Description

99.1	Press release issued January 16, 2014 by Time Warner Inc.